Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer of Acxiom Corporation ("the Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of up to 525,000 shares of common stock, $.10 par value, of Acxiom to be issued and delivered in accordance with the 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 25th day of January, 2008.

Signed:   /s/ William T. Dillard II

Name:	WILLIAM T. DILLARD II, Director

Signed:   /s/ Michael J. Durham

Name:	MICHAEL J. DURHAM, Non-Executive Chairman

Signed:   /s/ Mary L. Good

Name:	MARY L. GOOD, Director

Signed:   /s/ Ann Die Hasselmo

Name:	ANN DIE HASSELMO, Director

Signed:   /s/ William J. Henderson

Name:	WILLIAM J. HENDERSON, Director

Signed:   /s/ Thomas F. McLarty, III

Name:	THOMAS F. McLARTY, III, Director

Signed:   /s/ Stephen M. Patterson

Name:	STEPHEN M. PATTERSON, Director

Signed:   /s/ Kevin M. Twomey

Name:	KEVIN M. TWOMEY, Director

Signed:   /s/ Jeffrey W. Ubben

Name:	JEFFREY W. UBBEN, Director

Signed:   /s/ R. Halsey Wise

Name:	R. HALSEY WISE, Director

Signed:   /s/ Charles D. Morgan

Name:	CHARLES D. MORGAN,
Interim Company Leader
(principal executive officer)

Signed:   /s/Christopher W. Wolf

Name:	CHRISTOPHER W. WOLF,

Chief Financial Officer

(principal financial & accounting officer)